UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 29, 2005



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________


           DELAWARE                       0-18121                36-3664868
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

  55TH STREET & HOLMES AVENUE                                       60514
   CLARENDON HILLS, ILLINOIS                                      (Zip Code)
(Address of principal executive
           offices)



        Registrant's telephone number, including area code (630) 325-7300





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


         [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
           -------------------------------------------

         On June 30, 2005, MAF Bancorp, Inc. ("MAF") announced that it has agreed to acquire EFC Bancorp, Inc. ("EFC") in a stock and cash transaction valued at approximately $177.5 million. MAF indicated that the respective boards of directors of MAF and EFC approved a definitive agreement to effectuate the merger of the two institutions, with MAF to be the surviving corporation. Under terms of the agreement, shareholders of EFC will be entitled to elect to receive either .8082 shares of MAF stock for each share of EFC stock they hold, or cash in the amount of $34.69, without interest, for each such share, or a combination thereof, subject to the election and allocation procedures detailed in the merger agreement. Approximately 60% of the total consideration will be paid in MAF stock and approximately 40% will be paid in cash. Based on this structure and the current outstanding shares of EFC, the aggregate merger consideration will include approximately $70 million in cash and approximately 2.3 million shares of MAF stock (excluding stock options).

The transaction is currently expected to be completed in January 2006, subject to customary closing conditions, regulatory approvals and approval by the holders of a majority of EFC's common stock. In the event the merger is not consummated under certain circumstances, EFC has agreed to pay MAF a termination fee of $9.0 million. Attached as Exhibit 99.1 is a copy of MAF's press release relating to the merger, which is incorporated herein by reference.

The definitive Agreement and Plan of Reorganization is filed herewith as Exhibit
2.1 and is incorporated herein by reference. The Agreement has been included to provide the agreed upon terms of the transaction. It is not intended to provide other factual information about MAF. Such information can be found in other public filings MAF makes with the SEC, which are available without charge at www.sec.gov.

ITEM 7.01  REGULATION FD DISCLOSURE.
           -------------------------------------------------

         Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued by MAF on June 30, 2005, announcing signing of the Agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.
           ----------------------------------

         Exhibit 2.1       Agreement and Plan of Reorganization dated
                           June 29, 2005, by and between MAF Bancorp, Inc. and EFC Bancorp, Inc. (the Agreement contains a list of exhibits which have been omitted from this filing and MAF agrees to furnish supplementally a copy of the omitted exhibits to the Commission upon request).

         Exhibit 99.1      Press Release dated June 30, 2005.

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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MAF BANCORP, INC.


                                By:  /s/ Jerry A. Weberling
                                   ---------------------------------------------
                                   Jerry A. Weberling
                                   Executive Vice President and
                                     Chief Financial Officer

Date:  June 30, 2005

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

Exhibit 2.1 Agreement and Plan of Reorganization dated June 29, 2005, by and between MAF Bancorp, Inc. and EFC Bancorp, Inc.

Exhibit 99.1      Press Release dated June 30, 2005.

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